Exhibit 10.1

LIMITED WAIVER

Reference is made to the Settlement Agreement (the “Settlement Agreement”), dated as of April 24, 2012, by and among InfuSystem Holdings, Inc. (the “Company”), the investors who were signatories thereto (the “Investors”), David Dreyer and Wayne Yetter (each as Company Nominees; here, the “Unaffiliated Directors”), the directors who resigned from the Company’s board of directors (the “Board”) on April 24, 2012, and the directors who were appointed to the Board on April 24, 2012.

The Board proposes to waive Section 2.2 of the Settlement Agreement for Meson Capital Partners LP, Meson Capital Partners LLC and Ryan J. Morris, each an Investor or affiliate of an Investor under the Settlement Agreement. Section 3.8 of the Settlement Agreement provides that any waiver of the Settlement Agreement on behalf of the Company requires the approval of a majority of the Unaffiliated Directors then serving on the Board.

The Unaffiliated Directors hereby waive Section 2.2 of the Settlement Agreement for Meson Capital Partners LP, Meson Capital Partners LLC and Ryan J. Morris. This waiver shall be limited and shall not be deemed a waiver or amendment of any other provision of the Settlement Agreement.

Effective February 9, 2013

THE UNAFFILIATED DIRECTORS

/s/ David Dreyer
David Dreyer

/s/ Wayne Yetter
Wayne Yetter